[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
FIDUCIARY MANAGEMENT ASSOCIATES

10f-3 TRANSACTIONS FOR THE PERIOD SEPT 1, 1996 THROUGH NOV 30, 1996
                                                                            Total
                                                              Shares        Shares   % of Issue                  Shares
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets (1Share    Fund Group    (000)    By Group Broker(s)          11/30/96
Abercrombie & Fitch Co.   09/25/96 12,000   0.12%    $16.00   4,200         7,000    0.06%    Goldman Sachs      0
American Residential Svcs.09/24/96 3,500    0.03%    $15.00   1,200         4,200    0.03%    Smith Barney       0
Cross Continent Auto Retai09/23/96 2,000    0.02%    $14.00   129,200       3,675    3.52%    Furman, Selz       0
Cross Continent Auto Retai09/23/96 33,700   0.30%    $14.00   129,200       3,675    3.52%    Morgan Stanley     0
Cymer Inc.                09/18/96 1,100    0.01%    $9.50    8,900         3,340    0.27%    Morgan Stanley     0
Document Sciences Corp.   09/20/96 1,800    0.01%    $12.00   14,500        2,300    0.63%    C.J. Lawrence      0
Intelligroup Inc.         09/27/96 3,300    0.02%    $10.00   29,200        8,170    0.36%    Cowen & Co.        0
Tag Heuer Intl. SA        09/26/96 38,600   0.47%    $19.55   140,200       25,050   0.56%    Smith Barney       0
Technology Modeling Assocs09/20/96 1,600    0.01%    $12.00   13,600        3,000    0.45%    Lewco Sec.         0
Costilla Energy Inc.      10/02/96 95,900   0.74%    $12.50   4,200         4,800    0.09%    Prudential Sec.    142,000
Culligan Wtr Tech.        10/07/96 45,100   1.04%    $37.63   46,600        4,995    0.93%    Goldman Sachs      51,300
Culligan Wtr Tech.        10/07/96 3,000    0.07%    $37.63   46,600        4,995    0.93%    Everen Sec.        51,300
Cybermedia Inc.           10/23/96 2,600    0.03%    $16.00   22,000        2,500    0.88%    Lewco Sec.         0
Dominicks Supermarkets    10/29/96 5,300    0.06%    $18.00   2,300         8,000    0.03%    BT Sec.            0
Dominicks Supermarkets    10/29/96 1,000    0.01%    $18.00   2,300         8,000    0.03%    C.J. Lawrence      0
Infinity Finl Tech. Inc.  10/25/96 1,200    0.01%    $16.00   9,900         2,690    0.37%    Goldman Sachs      0
Stage Stores              10/24/96 29,200   0.30%    $16.50   10,300        11,000   0.09%    First Boston       0
Superior Consultant Inc.  10/10/96 400      0.00%    $16.00   3,000         2,500    0.12%    Blair, William     0
Sabre Group Hldgs.        10/10/96 22,600   0.38%    $27.00   193,800       20,200   0.96%    Goldman Sachs      0
Trusted Information Sys. I10/10/96 4,100    0.03%    $13.00   34,900        3,400    1.03%    J.P. Morgan        0
White Pine Software       10/11/96 7,100    0.04%    $9.00    62,500        3,000    2.08%    Cowen & Co.        0
Wild Oaks Mkts.           10/22/96 4,000    0.06%    $25.00   1,500         1,680    0.09%    Montgomery Sec.    0
XL Connect Solutions      10/17/96 2,400    0.02%    $15.00   21,500        2,900    0.74%    Brown (Alex) & Sons0
NuSkin Asia Pacific       11/21/96 10,200   0.15%    $23.00   7,500         9,100    0.08%    Merrill Lynch      0

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1996 THROUGH FEBRUARY 28, 1997
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          02/28/97
Versatility Inc.          12/12/96 500      0.00%    $15.00   5,900         2,200    0.27%    Merrill Lynch      0
Doncasters PLC            01/29/97 14,800   0.14%    $16.50   79,600        8,000    1.00%    First Boston       81,300
Siligan Holdings          02/13/97 23,300   0.30%    $20.00   142,000       4,500    3.16%    Morgan Stanley     80,800
Vail Resorts Inc.         02/03/97 65,500   0.91%    $22.00   309,600       12,100   2.56%    Bear Stearns       0

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1997 THROUGH MAY 31, 1997
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          05/31/97
Jacor Communications Inc. 05/16/97 7,700    1.96%    $31.00   47,500        6,650    0.71%    CS First Boston    32,800
LHS Group Inc.            05/15/97 6,100    2.06%    $16.00   40,800        4,800    0.85%    Goldman Sachs      0
Rental Services Corporatio05/30/97 21,900   0.35%    $19.88   160,000       5,280    3.03%    Blair, William     21,900

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1997 THROUGH AUGUST 31, 1997
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          08/31/97
Arm Financial             06/18/97 12,400   0.15%    $15.00   178,900       8,000    0.22%    Morgan Stanley     0
RWD Technologies          06/19/97 800      0.01%    $13.00   17,400        3,000    0.58%    William Blair      0
Cal Dive International    07/01/97 13,900   0.18%    $15.00   126,700       3,600    3.52%    Wertheim Schroder  0
Peritus Software          07/01/97 1,400    0.02%    $16.00   34,300        3,500    0.98%    Montgomery Sec.    0
CCA Prison Realty         07/15/97 3,700    0.07%    $21.00   46,000        18,500   0.25%    J.C. Bradford      14,900
Friede Goldman            07/21/97 15,900   0.26%    $17.00   150,000       4,665    3.22%    Jeffries & Co.     0
Novel Denim               07/23/97 71,300   1.24%    $18.00   96,500        4,250    2.27%    Morgan Stanley     54,800
CHS Electronics           07/25/97 19,400   0.60%    $31.75   183,200       13,000   1.41%    Raymond James      0
Carrizo Oil & Gas         08/06/97 9,500    0.10%    $11.00   100,000       2,500    4.00%    Lewco Sec.         0
Steel Dynamics            08/13/97 23,000   0.65%    $25.00   216,700       8,400    2.58%    Morgan Stanley     38,700

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.